                            CERTIFICATE OF INCORPORATION

                                         OF

                             CORVAS INTERNATIONAL, INC.

     The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                          I.

     The name of this corporation is Corvas International, Inc.

                                         II.

     The address of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                         III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                         IV.

     A. This corporation is authorized to issue two classes of stock designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is sixty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock, each having a par value of one-tenth of one cent ($.001), and ten million (10,000,000) shares of Preferred Stock, each having a par value of one tenth of one cent ($.001).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                          V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A. (1) The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed (a) by one or more resolutions adopted by the Board of Directors, or (b) by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors (the "Voting Stock").


                                          1.

          (2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

          Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (3) Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock; or (ii) without cause by an affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the Voting Stock.

          (4) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

     B. (1) Subject to paragraph (h) of Section 43 of the By-laws, the By-laws may be altered or amended or new By-laws adopted by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend or repeal By-laws.

          (2) The directors of the corporation need not be elected by written ballot unless the By-laws so provide.

          (3) No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the By-laws and no action shall be taken by the stockholders by written consent.

          (4) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (iv) the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date and at such time as the Board of Directors shall fix.

          (5) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the By-laws of the corporation.

                                         VI.

     A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. if the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                         VII.

     A. (1) In addition to any affirmative vote required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, and except as otherwise expressly provided in Section B of this Article VII:

                (i) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder, or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than 15% of the corporation's assets as set forth on the corporation's most recent audited consolidated financial statements; or

              (iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than 15% of the corporation's assets as set forth on the corporation's most recent audited consolidated financial statements; or

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder, or

                (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is Beneficially Owned (as hereinafter defined) by any Interested Stockholder or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote. or no vote.

          (2) The term "Business Combination" as used in this Article VII shall mean any transaction which is referred to in any one or more of subparagraphs
(i) through (v) of paragraph (1) of this Section A.

     B. The provisions of Section A of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation and any Preferred Stock Designation, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the corporation, solely in their respective capacities as stockholders of the corporation, the condition specified in the following paragraph (1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraph (1) or paragraph (2) are met:

          (1)  The Business Combination shall have been approved by:

               (i) a majority of the Continuing Directors (as hereinafter defined); provided however, that this condition shall not be capable of satisfaction unless there are at least two Continuing Directors; or

               (ii) a majority of the shares not held by the Interested Stockholder.

          (2)  All of the following conditions shall have been met:

                (i) The consideration to be received by holders of shares of a particular class (or series) of outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock (as hereinafter defined)) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class (or series) of Voting Stock. If the Interested Stockholder or any of its Affiliates have paid for shares of any class (or series) of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of Voting Stock previously acquired by the Interested Stockholder.

               (ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event):

                    (a) (if applicable) the highest per share price paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by them within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in any transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher, and

                    (b) the Fair Market Value per share of Common Stock on the Announcement Date or the first date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") (which, if more than two years prior to the Announcement Date shall be deemed to be the date two years prior to the Announcement Date), whichever is higher.

              (iii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Stock or Excluded Preferred Stock, of outstanding Voting Stock shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this paragraph
(2)(iii) shall be required to be met with respect to every such class (or series) of outstanding Voting Stock whether or not the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class (or series) of Voting Stock):

                    (a) (if applicable) the highest per share price paid by the Interested Stockholder or any of its Affiliates for any shares of such class (or series) of Voting Stock acquired by them within the two-year period immediately prior to the Announcement Date or in any transaction in which it became an Interested Stockholder, whichever is higher, and

                    (b) the Fair Market Value per share of such class (or series) of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

               (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing

Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder's or Affiliate's capacity as a stockholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

              (vii) Such Interested Stockholder shall have supplied the corporation with such information as shall have been requested pursuant to Section E of this Article VII within the time period set forth therein.

     C.   For the purposes of this Article VH:

          (1) A "person" means any individual, limited partnership, general partnership, corporation or other firm or entity.

          (2) "Interested Stockholder" means any person (other than the corporation or any Subsidiary) who or which:

                (i) is the Beneficial Owner (as hereinafter defined), directly or indirectly, of fifteen percent (15%) or more of the voting power of all of the then-outstanding shares of the Voting Stock; or

               (ii) if an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of all of the then-outstanding shares of the Voting Stock; or

              (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the 1933 Act.

          (3) A person shall be a "Beneficial Owner" of, or shall "Beneficially Own," any Voting Stock:

                (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934, as in effect on the adoption date of this Certificate of Incorporation; or

               (ii) which such person or any of its Affiliates or Associates has
(a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner); or

              (iii) which is beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the adoption date of this Certificate of Incorporation, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (ii) of this paragraph (3) or disposing of any shares of Voting Stock;

provided, however, that in case of any employee stock ownership or similar plan of the corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

          (4) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (2) of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section C but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the adoption date of this Certificate of Incorporation.

          (6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (2) of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned directly or indirectly, by the corporation.

          (7) "Continuing Director" means any member of the Board of Directors of the corporation who is a director originally elected or appointed upon incorporation of the corporation or who is not an Interested Stockholder or affiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is not an Interested Stockholder or unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for an appointment or election by a majority of Continuing Directors then on the Board.

          (8) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price on the last trading day immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price quotation with respect to a share of such stock on the last trading day preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section D of this Article VII; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section D of this Article VII.

          (9) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (2)(ii) and (2)(iii) of Section B of this Article

VII shall include the shares of Common Stock and/or the shares of any other class (or series) of outstanding Voting Stock retained by the holders of such shares.

          (10) "Whole Board" means the total number of directors which this corporation would have if there were no vacancies.

          (11) "Excluded Preferred Stock" means any series of Preferred Stock with respect to which the Preferred Stock Designation creating such series expressly provides that the provisions of this Article VII shall not apply.

     D. A majority of the Whole Board but only if a majority of the Whole Board shall then consist of Continuing Directors or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person (iii) whether a person is an Affiliate or Associate of another, (iv) whether the applicable conditions set forth in paragraph (2) of Section B have been met with respect to any Business Combination, (v) the Fair Market Value of stock or other property in accordance with paragraph (8) of Section C of this Article VII, and (vi) whether the assets which are the subject of any Business Combination referred to in paragraph
(1)(ii) of Section A have or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination referred to in paragraph (1)(iii) of Section A has, an aggregate Fair Market Value equal to or greater than 15% of the corporation's assets as set forth on the corporation's most recent audited consolidated financial statements.

     E. A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the right to demand, that any person who it is reasonably believed is an Interested Stockholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Stockholder) supply this corporation with complete information as to (i) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder, (ii) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and
(iii) any other factual matter relating to the applicability of effect of this
Article VII, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

     F. Nothing contained in this Article VII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.


                                        VIII.

     A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Article V, VI, VII or VIII.

                                         IX.

     The name and the mailing address of the Sole Incorporator is as follows:

               NAME                        MAILING ADDRESS

               L. Kay Chandler             Cooley Godward Castro
                                           Huddleson & Tatum
                                           4365 Executive Drive, Suite 1200
                                           San Diego, CA 92121

     IN WITNESS WHEREOF, this Certificate has been subscribed this 7th day of May, 1993 by the undersigned who affirms that the statements made herein are true and correct.

                                           /s/ L. KAY CHANDLER
                                           ---------------------------------
                                           L. Kay Chandler
                                           Sole Incorporator

                            CERTIFICATE OF DESIGNATIONS
                                       OF THE
                        SERIES A CONVERTIBLE PREFERRED STOCK
                            (Par Value $.001 Per Share)
                                         OF
                             CORVAS INTERNATIONAL, INC.
                             --------------------------
                           Pursuant to Section 151 of the
                  General Corporation Law of the State of Delaware
                             --------------------------

     The undersigned duly authorized officer of Corvas International, Inc., a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY CERTIFY:

     That the Certificate of Incorporation of the Company (the "Certificate of Incorporation") authorizes the creation of up to 10,000,000 shares of the Company's preferred stock, par value $.001 per share (such preferred stock, together with all other preferred stock of the Company the creation of which is in the future authorized by the Certificate of Incorporation, referred to herein as the "Preferred Stock"); and

     That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Company, the Board on December 1, 1994, approved the creation, issuance and the voting powers of shares of Preferred Stock to be issued in one series and adopted the following resolution creating a series of 1,000,000 shares of Preferred Stock designated as set forth below:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware, the issuance of a series of Preferred Stock, which shall consist of 1,000,000 shares of the 10,000,000 shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) authorized by this resolution as follows:

SECTION 1. DESIGNATION AND AMOUNT. The designation of such series of Preferred Stock authorized by this resolution shall be Series A Convertible Preferred Stock (the "Series A Preferred"). The Series A Preferred is issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of Series A Preferred, as set forth herein and in the Certificate of Incorporation.

SECTION 2. DIVIDENDS. The holders of the Series A Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the rate of Forty Cents ($0.40) per share of Series A Preferred per annum (as adjusted for any combinations, consolidations, stock distributions, stock dividends or other recapitalizations with respect to such shares) before any dividend is declared or paid on shares of Common Stock. The right to such dividends on the Series A Preferred shall be cumulative and shall accrue annually on the Series A Preferred from the date of issuance, whether or not earned or declared. No interest shall be earned or accrued on any unpaid cumulative dividends. No dividends (other than those payable solely in Common Stock of the Company) shall be declared or paid on any Common Stock of the Company until any accrued by unpaid dividends on the Series A Preferred shall have been declared and paid or set apart.

SECTION 3.     PREFERENCE ON LIQUIDATION.

     (a) SERIES A PREFERRED. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Preferred then outstanding shall be entitled to be paid, pro rata, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of any other class or series of stock ranking junior to the Series A Preferred, an amount equal to Five Dollars ($5.00) per share (the "Series A Original Issue Price")(as adjusted for any combinations, consolidations, stock distributions, stock dividends or other recapitalizations with respect to such shares) plus any declared but unpaid dividends on such shares. If upon liquidation, dissolution or winding up of the Company the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Preferred the full amounts to which they shall be entitled as set forth above, then the entire assets of the Company legally available for distribution shall be distributed pro rata among the holders of the Series A Preferred in proportion to the preferential amount each such holder would otherwise be entitled to receive. After setting apart or paying in full the preferential amounts due the holders of the Series A Preferred, the holders of the Series A Preferred will not be entitled to any further participation in any distribution of the assets of the Company, and the entire remaining assets of the Company legally available for distribution, if any, shall be distributed among the holders of Common Stock in proportion to the shares of Common Stock then held by them.

     (b) MERGERS, CONSOLIDATIONS NOT DEEMED LIQUIDATIONS. The merger or consolidation of the Company into or with another company in which the Company is not the surviving entity or in which the stockholders of this Company immediately prior to such event shall own less than a majority of the voting securities of the surviving company, or the sale, transfer, or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, shall not be deemed a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

SECTION 4.     CONVERSION PRIVILEGES.

     (a) RIGHTS OF CONVERSION. Subject to the other provisions of this Certificate of Designations, each share of Series A Preferred shall be convertible, without payment of any additional consideration by the holder thereof and at the option of such holder, at any time and from time to time after the date of issuance of such share, at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred (the "Series A Conversion Price") shall initially equal the Series A Original Issue Price per share, subject to adjustment as set forth below.

     (b) AUTOMATIC CONVERSION. Each share of Series A Preferred shall automatically, and without action on the part of the holder thereof, be converted into shares of Common Stock at the Series A Conversion Price then in effect upon the 10th consecutive trading day for which the average of the high and low sales prices per share of Common Stock as reported on the Nasdaq National Market (or any national securities exchange on which the Common Stock of the Company is then traded) is equal to or greater than One Hundred Fifty percent (150%) of the Series A Original Issue Price (the "Automatic Conversion Date").

     (c) MECHANICS OF CONVERSION. Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock pursuant to
Section 4(a) hereof, and before the Company shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Series A Preferred pursuant to Section 4(b) hereof, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Company or of any transfer agent for such stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(b) hereof). The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fractional shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred to be converted, except that in the case of an automatic conversion pursuant to
Section 4(b) hereof, such conversion shall be deemed to have been made immediately prior to the close of business on the Automatic Conversion Date.
The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (d) ADJUSTMENTS FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event the Company at any time or from time to time after the original issue date of the Series A Preferred shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

     (e) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the Company shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than Common Stock) or in securities of any of its subsidiaries, then in each such event provision shall be made so that the holders of Series A Preferred shall receive, upon the conversion thereof, the securities of the Company which they would have received had their stock been converted into Common Stock on the date of such event.

     (f) ADJUSTMENTS FOR REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or any reclassification of the capital stock of the Company (other than a combination or subdivision of shares, dividend, distribution or other transaction provided for in Section 2 or Section 4(d) or
(e) above), each share of Series A Preferred shall thereafter be convertible into the same kind and amounts of securities or property (including cash), or both, to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization or reclassification, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series A Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A Preferred.

     (g) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Company setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred.

     (h) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Preferred at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

     (i) ISSUE TAXES. The holders of Series A Preferred shall pay any and all issue, transfer and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred pursuant hereto.

     (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

     (k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

     (l) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.

SECTION 5. VOTING RIGHTS. Except as provided in this Section 5 or as otherwise from time to time required by law, the Series A Preferred shall vote together with the Common Stock as a single class. The holder of each share of Series A Preferred shall be entitled to that number of votes equal to the number of shares of Common Stock into which such share could then be converted and shall be entitled to notice of all stockholders' meetings in accordance with the By-laws of the Company. So long as any shares of Series A Preferred remain outstanding, the consent of the holders of a majority of the shares of Series A Preferred outstanding at the time, voting separately as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any capital reorganization or reclassification of the capital stock of the Company or any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of these resolutions which, in any such event, would alter or change the powers, preferences, or special rights of the shares of the Series A Preferred so as to affect them adversely; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, shall not be deemed to adversely affect such powers, preferences or special rights. The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred shall have been converted into Common Stock.

     IN WITNESS WHEREOF, Corvas International, Inc. has caused this Certificate to be signed by its President and Chief Executive Officer, and attested by its Secretary, this 12th day of December, 1994.

                                   CORVAS INTERNATIONAL, INC.

                                   By:  /s/ DAVID S. KABAKOFF, Ph. D.
                                        ------------------------------
                                        David S. Kabakoff, Ph.D.,
                                        President and Chief Executive Officer

Attest:

/s/ JOHN E. CRAWFORD
--------------------
John E. Crawford,
Secretary

                             CERTIFICATE OF DESIGNATION
                                       OF THE
                        SERIES B CONVERTIBLE PREFERRED STOCK
                            (Par Value $.001 Per Share)
                                         OF
                             CORVAS INTERNATIONAL, INC.
                             --------------------------

                           Pursuant to Section 151 of the
                  General Corporation Law of the State of Delaware
                             --------------------------

     Corvas International, Inc., a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY CERTIFY:

     That the Certificate of Incorporation of the Company (the "Certificate of Incorporation") authorizes the creation of up to 10,000,000 shares of the Company's preferred stock, par value $.001 per share (such preferred stock, together with all other preferred stock of the Company the creation of which is in the future authorized by the Certificate of Incorporation, referred to herein as the "Preferred Stock"); and

     That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Company, the Board on December 20, 1996, approved the creation, issuance and the voting powers of shares of Preferred Stock to be issued in one series and adopted the following resolution creating a series of 250,000 shares of Preferred Stock designated as set forth below:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware, the issuance of a series of Preferred Stock, which shall consist of 250,000 shares of the 10,000,000 shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) authorized by this resolution as follows:

SECTION 1. DESIGNATION OF SERIES B PREFERRED STOCK. The designation of such series of Preferred Stock authorized by this resolution shall be Series B Convertible Preferred Stock (the "Series B Preferred"). The Series B Preferred is issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of Series B Preferred, as set forth herein and in the Certificate of Incorporation.

SECTION 2. DIVIDEND RIGHTS OF SERIES B PREFERRED. Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of the Series B Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the rate of Sixty-Four Cents ($0.64) per share of Series B Preferred per annum (as adjusted for any combinations, consolidations, stock distributions, stock dividends or other recapitalizations with respect to such shares) before any dividend is declared or paid on shares of Common Stock. The right to such dividends on the Series B Preferred shall be cumulative and shall accrue annually on the Series B Preferred from the date of issuance, whether or not earned or declared. No interest shall be earned or accrued on any unpaid cumulative dividends. No dividends (other than those payable solely in Common Stock of the Company) shall be declared or paid on any Common Stock of the Company until any accrued by unpaid dividends on the Series B Preferred shall have been declared and paid or set apart.

SECTION 3.     LIQUIDATION PREFERENCE.

     (a) SERIES B PREFERRED. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred then outstanding shall be entitled to be paid, pro rata, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of any other class or series of stock ranking junior to the Series B Preferred, an amount equal to Eight Dollars ($8.00) per share (the "Series B Original Issue Price") (as adjusted for any combinations, consolidations, stock distributions, stock dividends or other recapitalizations with respect to such shares) plus any declared but unpaid dividends on such shares. If upon liquidation, dissolution or winding up of the Company the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of the Series B Preferred the full amounts to which they shall be entitled as set forth above, then the entire assets of the Company legally available for distribution shall be distributed pro rata among the holders of the Series B Preferred in proportion to the preferential amount each such holder would otherwise be entitled to receive. After setting apart or paying in full the preferential amounts due the holders of the Series B Preferred, the holders of the Series B Preferred will not be entitled to any further participation in any distribution of the assets of the Company, and the entire remaining assets of the Company legally available for distribution, if any, shall be distributed among the holders of Common Stock in proportion to the shares of Common Stock then held by them.

     (b) MERGERS, CONSOLIDATIONS NOT DEEMED LIQUIDATIONS. The merger or consolidation of the Company into or with another company in which the Company is not the surviving entity or in which the stockholders of this Company immediately prior to such event shall own less than a majority of the voting securities of the surviving company, or the sale, transfer, or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, shall not be deemed a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

SECTION 4.     CONVERSION PRIVILEGES.

     (a) RIGHTS OF CONVERSION. Subject to the other provisions of this Certificate of Designations, each share of Series B Preferred shall be convertible, without payment of any additional consideration by the holder thereof and at the option of such holder, at any time and from time to time after the date of issuance of such share, at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred (the "Series B Conversion Price") shall initially equal the Series B Original Issue Price per share, subject to adjustment as set forth below.

     (b) AUTOMATIC CONVERSION. Each share of Series B Preferred shall automatically, and without action on the part of the holder thereof, be converted into shares of Common Stock at the Series B Conversion Price then in effect upon the 10th consecutive trading day for which the average of the high and low sales prices per share of Common Stock as reported on the Nasdaq National Market (or any national securities exchange on which the Common Stock of the Company is then traded) is equal to or greater than One Hundred Fifty percent (150%) of the Series B Original Issue Price (the "Automatic Conversion Date").

     (c) MECHANICS OF CONVERSION. Before any holder of Series B Preferred shall be entitled to convert the same into shares of Common Stock pursuant to
Section 4(a) hereof, and before the Company shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Series B Preferred pursuant to Section 4(b) hereof, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Company or of any transfer agent for such stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(b) hereof). The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fractional shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred to be converted, except that in the case of an automatic conversion pursuant to
Section 4(b) hereof, such conversion shall be deemed to have been made immediately prior to the close of business on the Automatic Conversion Date.

The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (d) ADJUSTMENTS FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event the Company at any time or from time to time after the original issue date of the Series B Preferred shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series B Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

     (e) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the Company shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than Common Stock) or in securities of any of its subsidiaries, then in each such event provision shall be made so that the holders of Series B Preferred shall receive, upon the conversion thereof, the securities of the Company which they would have received had their stock been converted into Common Stock on the date of such event.

     (f) ADJUSTMENTS FOR REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or any reclassification of the capital stock of the Company (other than a combination or subdivision of shares, dividend, distribution or other transaction provided for in Section 2 or Section 4(d) or
(e) above), each share of Series B Preferred shall thereafter be convertible into the same kind and amounts of securities or property (including cash), or both, to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series B Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization or reclassification, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series B Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series B Preferred.

     (g) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Company setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.

     (h) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series B Preferred at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

     (i) ISSUE TAXES. The holders of Series B Preferred shall pay any and all issue, transfer and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred pursuant hereto.

     (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

     (k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series B Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

     (l) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.

SECTION 5. VOTING RIGHTS. Except as provided in this Section 4 or as otherwise from time to time required by law, the Series B Preferred shall vote together with the Common Stock as a single class. The holder of each share of Series B Preferred shall be entitled to that number of votes equal to the number of shares of Common Stock into which such share could then be converted and shall be entitled to notice of all stockholders' meetings in accordance with the Bylaws of the Company. So long as any shares of Series B Preferred remain outstanding, the consent of the holders of a majority of the shares of Series B Preferred outstanding at the time, voting separately as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any capital reorganization or reclassification of the capital stock of the Company or any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of these resolutions which, in any such event, would alter or change the powers, preferences, or special rights of the shares of the Series B Preferred so as to affect them adversely; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, shall not be deemed to adversely affect such powers, preferences or special rights. The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred shall have been converted into Common Stock.

     IN WITNESS WHEREOF, Corvas International, Inc. has caused this Certificate to be signed by its President and Chief Executive Officer, and attested by its Secretary, this 20th day of December, 1996.

                                   CORVAS INTERNATIONAL, INC.

                                   By:  /s/ RANDALL E. WOODS
                                       ------------------------------
                                       Randall E. Woods,
                                       President and Chief Executive Officer

Attest:

/s/ JOHN E. CRAWFORD
----------------------
John E. Crawford,
Secretary

                                     EXHIBIT A

                                      FORM OF

                             CERTIFICATE OF DESIGNATION

                                         OF

                   SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

                                         OF

                             CORVAS INTERNATIONAL, INC.

                          (Pursuant to Section 151 of the
                         Delaware General Corporation Law)


     CORVAS INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law at a meeting duly called and held on September 18, 1997:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Company and hereby states the designation and number of shares, and fixes the relative designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation of the Company, which are applicable to the Preferred Stock of all classes and series), as follows:

     Series C Junior Participating Preferred Stock:

SECTION 1. Designation and Amount. Five Hundred Thousand (500,000) shares of Preferred Stock, $.001 par value, are designated "Series C Junior Participating Preferred Stock" with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the "Series C Preferred"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred"), and Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred"), or upon the conversion of any outstanding securities issued by the Company convertible into Series C Preferred.

SECTION 2.     DIVIDENDS AND DISTRIBUTIONS.

     (A) Subject to the payment in full of all accrued dividends to the holders of Series A Preferred and Series B Preferred and subject to the rights of such holders and of the holders of any shares of any other series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred with respect to dividends, the holders of shares of Series C Preferred, in preference to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of the Company (preferential to the Common Stock, not the Series A Preferred or the Series B Preferred), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $l.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Company shall declare a dividend or distribution on the Series C Preferred as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

SECTION 3. VOTING RIGHTS. The holders of shares of Series C Preferred shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in the Certificate of Designation creating the Series A Preferred, the Certificate of Designation creating the Series B Preferred or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the Series C Preferred shall be voted equally with the shares of the Series A Preferred, the Series B Preferred and the Common Stock and any other capital stock of the Company having general voting rights as one class on all matters submitted to a vote of stockholders of the Company.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of the Series A Preferred, the Series B Preferred and the Common Stock as set forth herein) for taking any corporate action.

SECTION 4.     CERTAIN RESTRICTIONS.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred outstanding shall have been paid in full, the Company shall not:


          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred;

         (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred, except dividends paid ratably on the Series C Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

        (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred; or

         (iv) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. REACQUIRED SHARES. Any shares of Series C Preferred purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, the Certificate of Designation creating the Series A Preferred, the Certificate of Designation creating the Series B Preferred or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Subject to the payment in full of the liquidation preferences of any outstanding Series A Preferred and Series B Preferred and the rights of the holders of Series A Preferred and Series B Preferred or of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred with respect to the distribution of assets, upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred unless, prior thereto, the holders of shares of Series C Preferred shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred, except distributions made ratably on the Series C Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 7. CONSOLIDATION, MERGER, ETC. Subject to the rights of the holders of Series A Preferred and Series B Preferred, in case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 8. NO REDEMPTION. The shares of Series C Preferred shall not be redeemable.

SECTION 9. RANK. The Series C Preferred shall rank, with respect to the payment of dividends and the distribution of assets, junior to the Series A Preferred, the Series B Preferred and all series of any other class of the Company's Preferred Stock.

SECTION 10. AMENDMENT. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred, voting together as a single class.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of

September 18, 1997.


                                        CORVAS INTERNATIONAL, INC.

                                        /s/ RANDALL E. WOODS
                                        ---------------------------------------
                                        Randall E. Woods
                                        President and Chief Executive Officer

                                        /s/ JOHN E. CRAWFORD
                                       ----------------------------------------
                                       John E. Crawford
                                       Secretary